                                                                    EXHIBIT 99.2

                   ITEM 7(b) Pro Forma Financial Information
                   -----------------------------------------

        Effective March 28, 1998 and April 1, 1998, P-Com, Inc., a Delaware corporation ("P-Com"), completed its acquisition of substantially all of the assets of the Wireless Communications Group of Cylink Corporation, a California corporation ("Wireless"), for $60,500,000 consisting of $46,000,000 in cash and $14,500,000 in a short-term non interest bearing unsecured subordinated promissory note. The transaction was accounted for using the purchase method; accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair market values at the date of acquisition.

        The following unaudited pro forma financial information gives effect to the acquisition as if the transaction had taken place at the beginning of 1997 for the pro forma combined condensed statement of operation and the pro forma combined condensed balance sheet.

        The unaudited pro forma statement of operations and pro forma combined condensed balance sheet are not necessarily indicative of the operating results that would have been achieved if the transaction had occurred on the date indicated and should not be construed as representative of future operations. The historical financial statements of Wireless are included elsewhere in this filing, and the unaudited pro forma financial information presented herein should be read in conjunction with those financial statements and related notes.

                                 P-COM, INC.
                        PRO FORMA COMBINED CONDENSED
                      STATEMENT OF OPERATIONS-UNAUDITED
                    For the year ended December 31, 1997
                     (in thousands, except per share data)

                                                                                CYLINK
                                              P-COM          CYLINK           ADJUSTMENTS           PRO FORMA
                                           ----------      ----------         -----------          -----------
Net sales                                  $  220,702      $   31,267         $         -          $   251,969

Cost of sales                                 129,235          13,461                   -              142,696
                                           ----------      ----------         -----------          -----------
        Gross profit                           91,467          17,806                   -              109,273
                                           ----------      ----------         -----------          -----------
Operating expenses:
   Research and development                    29,127           3,608                   -               32,735
   Sales and marketing                         15,696           6,934                   -               22,630
   General and administrative                  16,948           3,576               1,585               22,109
                                           ----------      ----------         -----------          -----------
        Total operating expenses               61,771          14,118               1,585               77,474
                                           ----------      ----------         -----------          -----------
Income from operations                         29,696           3,688              (1,585)              31,799

Interest and other income                         247             115                                      362
                                           ----------      ----------         -----------          -----------
Income before taxes                            29,943           3,803              (1,585)              32,161

Provision for income taxes                     11,052           1,135                   -               12,187
                                           ----------      ----------         -----------          -----------
Net income                                 $   18,891      $    2,668         $    (1,585)         $    19,974
                                           ==========      ==========         ===========          ===========
Net income per share
    Basic                                        0.45                                                     0.47
    Diluted                                      0.43                                                     0.46

                                 P-COM, INC.
                        PRO FORMA COMBINED CONDENSED
                          BALANCE SHEET-UNAUDITED
                    For the year ended December 31, 1997
                               (in thousands)


                                              P-COM          CYLINK            ADJUSTMENT           PRO FORMA
                                           ----------      ----------         ------------         -----------
ASSETS
Current assets:
    Cash and cash equivalents              $   88,145      $        -         $         -          $    88,145
    Accounts receivable                        70,863          10,688                   -               81,571
    Notes receivable                              205               -                   -                  205
    Inventory                                  58,003           4,300                   -               62,303
    Prepaid expenses                           12,329             933                   -               13,262
                                           ----------      ----------         -----------          -----------
        Total current assets                  229,565          15,921                   -              245,486

Property and equipment, net                    32,313             440                   -               32,753
Goodwill and other assets                      43,643               7                   -               43,650
                                           ----------      ----------         -----------          -----------
                                           $  305,521      $   16,368         $         0          $   321,889
                                           ==========      ==========         ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                       $   38,043      $    1,874         $         -          $    39,917
    Accrued employee benefits                   3,930             602                   -                4,532
    Other accrued liabilities                   6,255               -                   -                6,255
    Income taxes payable                        6,409               -                   -                6,409
    Notes payable                                 293               -                   -                  293
                                           ----------      ----------         -----------          -----------
        Total current liabilities              54,930           2,476                   -               57,406

Long-term debt                                101,690               -                   -              101,690
                                           ----------      ----------         -----------          -----------

Minority interest                                 604               -                   -                  604
                                           ----------      ----------         -----------          -----------
Stockholders' equity:
    Preferred stock                                 -               -                   -                    -
    Common stock                                    4               -                   -                    4
    Additional paid-in capital                131,735               -                   -              131,735
    Retained earnings                           18,380         13,892                   -               32,272
    Cumulative translation adjustment          (1,822)              -                   -               (1,822)
                                           ----------      ----------         -----------          -----------
        Total stockholders' equity            148,297          13,892                   -              162,189
                                           ----------      ----------         -----------          -----------
                                           $  305,521      $   16,368         $         -          $   321,889
                                           ==========      ==========         ===========          ===========

              Unaudited Notes to Pro Forma Financial Information
              --------------------------------------------------

1.  PERIOD PRESENTED

    The unaudited pro forma combined condensed statement of operations and the unaudited pro forma combined condensed balance sheet for the year ended December 31, 1997 combines the results of operations of P-Com on a consolidated basis and the results of operations of Wireless for the same period. The results of operations of P-Com reported in its Quarterly Report on Form 10-Q ("Form 10-Q") for the three month period ended March 31, 1998 include the results of operations of Wireless for the period from the date of acquisition (March 28, 1998 and April 1, 1998) through March 31, 1998. All of the outstanding accounts receivable of Wireless were purchased by P-Com on April 1, 1998.

2.  THE ACQUISITION

    The total purchase price aggregated approximately $63 million and includes $2.5 million of direct acquisition costs. The purchase price was allocated to the assets acquired and liabilities assumed based on the estimated fair market values for all other identifiable tangible and intangible assets at the acquisition date. The allocation of the purchase price is as follows (in thousands) (assume purchases on March 28, 1998):

              Accounts receivable, net                 $ 9,065
              Inventory                                  5,109
              Property and equipment, net                  461
              In-process research and development       33,856
              Intangible assets                         15,847
              Current liabilities assumed               (1,355)
                                                       -------
                                                       $62,983


3.  ADJUSTMENTS TO STATEMENT OF OPERATIONS

    To reflect the amortization of intangible assets over the estimated lives (in thousands)

                    Value at       Estimated
                   acquisition       lives        Quarter      Year
                   -----------     ---------     ---------   ---------

    Goodwill           15,847           10           396        1,585